Exhibit 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) dated October 5, 2011, by and between Digagogo Ventures Corp., a Delaware corporation, with an address located at 645 Griswold St., Suite 3500, Detroit, Michigan 48226-4120 (the “Company”) and Wayne Hansen, with an address located at ________________________________________, (the “Consultant”). Each of the Parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS:

A.

The Consultant has the business development expertise and experience to assist the Company;

B.

The Consultant is offering its services as a consultant to the Company;

C.

The Company desires to retain the Consultant as an independent consultant and to memorialize the Consultant’s work for the Company by entering into this written Agreement; and,

D.

The Parties agree that this Agreement reflects the entire understanding and agreements between the Parties hereto.

AGREEMENT:

In consideration of the foregoing and of the mutual promises set forth herein, and intending to be legally bound, the Parties hereto agree as follows:

1.

Engagement.

(a)

The Company hereby engages Consultant to render, as an independent contractor, advisory, business development, consulting and such other services as may be agreed to in writing by the Company and Consultant from time to time (the “Services”). The Services being rendered hereunder (i) shall be rendered by the Consultant, who is a natural person, (ii) are bonafide services and (iii) are not in connection with capital raising or market activities.

(b)

Consultant hereby accepts the engagement to provide Services to the Company on the terms and conditions set forth herein.

2.

Compensation.  In consideration of the Services to be performed by the Consultant, the Company shall pay to Consultant a one-time issuance of fifty thousand (50,000) Form S-8 registered shares of common stock of the Company (the “Compensation”).

3.

Term and Termination.

(a)

Term.  This Agreement shall commence on October 5, 2011 and is for an initial term of one (1) month (the “Term”). Upon the expiration or termination of this Agreement (the “Termination Date”): (a) each Party shall return the other’s Protected Information (as defined herein) in its possession or control; (b) all amounts not disputed in good faith that are owed by each Party to the other Party under this Agreement which accrued before such termination or expiration will be immediately due and payable; and (c) Consultant shall deliver to the Company all deliverables completed and accepted up to the date of termination or expiration and the Company shall have all right, title and interest thereto. If the Company terminates the Agreement prior to the expiration of the Term, or the Consultant dies or becomes disabled (as determined by Consultant’s physician), prior to the expiration of the Term of the Agreement, then the Company may terminate this Agreement upon payment of the Compensation to Consultant as set forth herein under Paragraph 2.

(b)

Termination for Cause.  The Company may, at its option and upon resolution of the Board of Directors (the “Board”), terminate this Agreement forthwith for “cause”, including, without limitation, any obligation to pay Compensation under this Agreement (except to the extent accrued to the date of termination). For purposes of this Agreement, “Cause” shall mean: (a) material breach of this Agreement (continuing for 30 days after receipt of written notice stating the nature of the breach and the need to cure); (b) gross negligence in the performance or intentional non-performance of the Services (continuing for 30 days after receipt of written notice stating the nature of the breach and the need to cure); (c) dishonesty, fraud or misconduct with respect to the business or affairs of the Company which materially affects the operations or reputation of the Company; or (d) Consultant's conviction of a felony or other crime involving moral turpitude.

(c)

Change of Control. In the event of a “change of control”, the Consultant shall be entitled to terminate this Agreement and discontinue providing any Services hereunder.  For purposes of this Agreement, “change of control” shall mean the occurrence of any of the following events:

(i)

during any period of fourteen (14) consecutive calendar months, individuals who were directors of the Company on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board of the Company; provided, however, that any individual becoming a director subsequent to the first day of such period whose election, or nomination for election, by the Company's stockholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as such term is used in Paragraph 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (each, a “Person”), in each case other than the management of the Company, the Board or the holders of the Company's common stock par value $0.0001;

(ii)

the consummation of a reorganization, merger, share exchange, consolidation, or sale or disposition of all or substantially all of the assets of the Company unless, in any case, the Persons who or which Beneficially Own the Voting Securities of the Company immediately before that transaction Beneficially Own, directly or indirectly, immediately after the transaction, at least 75% of the Voting Securities of the Company or any other corporation or other entity resulting from or surviving the transaction (including a corporation or other entity which, as the result of the transaction, owns all or substantially all Voting Securities of the Company or all or substantially all of the Company’s assets, either directly or indirectly through one or more subsidiaries) in substantially the same proportion as their respective ownership of the Voting Securities of the Company immediately before that transaction. “Beneficial Owner” means beneficial owner as defined in Rule 13d-3 under the Exchange Act. (“Beneficially Owns” has the correlative meaning.) Any calculation of the number of Voting Securities outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Voting Securities of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) under the Exchange Act. “Person” means any individual, firm, corporation, partnership, limited liability company, trust, or other entity, including any successor (by merger or otherwise) of such entity. “Voting Securities” means securities or other interests having by their terms ordinary voting power to elect members of the board of directors of a corporation or individuals serving similar functions for a noncorporate entity;

(iii)

the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; and/or

(iv)

any bankruptcy or insolvency involving the Company.

(d)

Termination for Good Reason. The Consultant shall be entitled to terminate this Agreement for good reason, for the purpose of this Paragraph 3(d), in the event of a material breach of this Agreement by the Company or any material change in the Consultant’s Services hereunder (“Good Reason”). If, in the event of any of the foregoing, such circumstance is not remedied within 30 days after receipt of written notice from the Consultant specifically delineating each act giving rise to Good Reason and setting forth Consultant’s intention to terminate the Services if such breach is not duly remedied, provided that if the specified circumstance cannot reasonably be remedied within said 30-day period and the Company commences reasonable steps within said 30-day period to remedy said breach and diligently continues such steps thereafter until a remedy is effected, such circumstance will not constitute Good Reason.

(e)

Either Party may terminate this Agreement at any time, for any reason or no reason, by providing 30 days written notice to the other. Termination shall be effective 30 days after delivery of the notice of termination.

(f)

If the Company terminates this Agreement without Cause, or if Consultant terminates this Agreement for Good Reason (as defined above), Consultant shall be entitled to a payment equal to the full amount of Compensation which remains unpaid through the date on which this Agreement was set to expire.

(g)

If the Company terminates this Agreement for Cause or if Consultant terminates this Agreement without Cause, the Company's Compensation obligations shall immediately terminate, except that any Compensation which theretofore have been earned by Consultant up through the date of termination will be due and payable.

4.

Consultant's Business Activities.

(a)

During the Term of this Agreement, Consultant will engage in no business or other activities, which are or may be, directly or indirectly, competitive with the business of the Company without notifying and obtaining express written consent of the Company.

(b)

Consultant shall devote such time, attention and energy to the business and affairs of the Company as requested by the Company, and in any event, no less than the amount of time reasonably necessary to perform the Services.

5.

Competitive Activity.

(a)

Acknowledgment. Consultant acknowledges that the pursuit of the activities forbidden by Paragraph 5(b) below would necessarily involve the use, disclosure or misappropriation of Protected Information (as hereinafter defined).

(b)

Prohibited Activity.  To prevent the above-described use, disclosure or misappropriation of Protected Information (as hereinafter defined), Consultant agrees that during the Term and for a period of two (2) years thereafter, Consultant shall not, directly or indirectly, disclose any Protected Information without the Company's express written consent.

6.

Representations and Warranties.

(a)

 Consultant represents and warrants that: (i) Consultant has no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with Consultant's undertaking this relationship with the Company; (ii) the performance of the Services called for by this Agreement do not and will not violate any applicable law, rule or regulation or any proprietary or other right of any third party; (iii) Consultant will not use in the performance of his responsibilities under this Agreement any confidential information or trade secrets of any other person or entity; and (iv) Consultant has not entered into or will not enter into any agreement (whether oral or written) in conflict with this Agreement.

(b)

Consultant further represents and warrants that he will provide bona fide services to the Company, that such services are not in connection with the offer or sale of securities in a capital-raising transaction, that such services do not directly or indirectly promote or maintain a market for the Company’s securities, that, by prearrangement or otherwise, the Company, including all affiliates, will not control or direct the resale of the securities received hereunder in the public market, and that the Company, including all affiliates, will not directly or indirectly receive a percentage of the proceeds from such resales of any securities received by Consultant.

7.

Indemnification.  Consultant hereby indemnifies and agrees to defend and hold harmless the Company from and against any and all claims, demands and actions, and any liabilities, damages or expenses resulting therefrom, including court costs and reasonable attorneys' fees, arising out of any negligence or intentional misconduct on the part of Consultant in his performance of the Services under this Agreement or the representations and warranties made by Consultant pursuant to Paragraph 6 hereof.  Consultant's obligations under this Paragraph 7 hereof shall survive the termination, for any reason, of this Agreement.

8.

Compliance with Securities Laws.  The Company understands that any and all Compensation shall be paid solely and exclusively as consideration for the aforementioned Services by Consultant as an independent contractor.  Consultant is a natural person.  Consultant’s engagement does not involve the promotion or marketing of the Company’s securities (including its common stock), nor does it involve raising money for the Company.

9.

Attorney's Fees.  Should either Party hereto, or any heir, personal representative, successor or assign of either Party hereto, resort to litigation to enforce this Agreement, the Party or Parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to recover its or their reasonable attorneys' fees and costs in such litigation from the Party or Parties against whom enforcement was sought, subject to the provisions of Paragraph 19.

10.

Entire Agreement.  This Agreement contains the entire understanding and agreement between the Parties hereto with respect to its subject matter and supersedes any prior or contemporaneous written or oral agreements, representations or warranties between them respecting the subject matter hereof.

11.

Amendment.  This Agreement may be amended only by a writing signed by Consultant and by a representative of the Company duly authorized.

12.

Severability.  If any provision of this Agreement, as applied to either Party or to any circumstances, shall be adjudged by a court to be void or unenforceable, the same shall be deemed stricken from this Agreement and shall in no way affect any other provision of this Agreement or the validity or enforceability of this Agreement. In the event any such provision (the “Applicable Provision”) is so adjudged void or unenforceable, Consultant and the Company shall take the following actions in the following order: (i) seek judicial reformation of the Applicable Provision; (ii) negotiate in good faith with each other to replace the Applicable Provision with a lawful provision; and (iii) have an arbitration as provided in Paragraph 19 hereof determine a lawful replacement provision for the Applicable Provision; provided, however, that no such action pursuant to either of clauses (i) or (iii) above shall increase in any respect Consultant’s obligations pursuant to the Applicable Provision.

13.

Rights Cumulative.  The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either Party hereto (or by its successors), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies.

14.

Nonwaiver.  No failure or neglect of either Party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance.  All waivers by either Party hereto must be contained in a written instrument signed by the Party to be charged and, in the case of the Company, by an executive officer of the Company or other person duly authorized by the Company.

15.

No Mitigation.  In the event this Agreement is terminated for any reason prior to its expiration, Consultant shall not be required to mitigate damages hereunder, nor shall the Company be entitled to offset from any sums owing to Consultant under the terms of this Agreement.

16.

No Implied Contract.  The Parties intend to be bound only upon execution of this Agreement and no negotiation, exchange or draft or partial performance shall be deemed to imply an agreement. Neither the continuation of Services by Consultant nor any other conduct shall be deemed to imply a continuing agreement upon the expiration of this Agreement.

17.

Survival of Terms.  Consultant’s obligations under Paragraphs 5, 6, 7 and 20 hereof shall remain in full force and effect for the entire period provided therein notwithstanding the termination of the Agreement or otherwise.

18.

Execution of the Agreement.  The Company and the party executing this Agreement on behalf of the Company has the requisite corporate power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder. All corporate proceedings have been taken and all corporate authorizations and approvals have been secured which are necessary to authorize the execution, delivery and performance by the Company of this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding obligations of the Company, enforceable in accordance with the respective terms.  Upon delivery of this Agreement to Consultant, this Agreement, and the other agreements referred to herein, will constitute the valid and binding obligations of the Company, and will be enforceable in accordance with their respective terms.

19.

Arbitration of Disputes.  Any controversy or claim by Consultant against the Company or any of its parent companies, subsidiaries, affiliates (and/or officers, directors, employees, representatives or agents of the Company and such parent companies, subsidiaries and/or affiliates), including any controversy or claim arising from, out of or relating to this Agreement, the breach thereof, or the Services or termination thereof of Consultant by the Company which would give rise to a claim under federal, state or local law (including, but not limited to, claims based in tort or contract, claims for discrimination under state or federal law, and/or claims for violation of any federal, state or local law, statute or regulation), or any claim against Consultant by the Company (individually and/or collectively, “Claim[s]”) shall be submitted to an impartial mediator (“Mediator”) selected jointly by the Parties. Both Parties shall attend a mediation conference in Delaware and attempt to resolve any and all Claims. If the Parties are not able to resolve all Claims, then upon written demand for arbitration to the other Party, which demand shall be made within a reasonable time after the Claim has arisen, any unresolved Claims shall be determined by final and binding arbitration in Delaware, in accordance with the provisions of the American Arbitration Association (collectively, “Rules”) by a neutral arbitrator experienced in employment law, licensed to practice law in Delaware. In no event shall the demand for arbitration be made after the date when the institution of legal and/or equitable proceedings based upon such Claim would be barred by the applicable statute of limitations. Each Party to the arbitration will be entitled to be represented by counsel and will have the opportunity to take depositions in Delaware, of any opposing Party or witnesses selected by such Party and/or request production of documents by the opposing Party before the arbitration hearing. By mutual agreement of the Parties, additional depositions may be taken at other locations. In addition, upon a Party's showing of need for additional discovery, the arbitrator shall have discretion to order such additional discovery. Consultant acknowledges and agrees that Consultant is familiar with and fully understands the need for preserving the confidentiality of the Company's agreements with third parties and compensation of the Company's employees. Accordingly, Consultant hereby agrees that to the extent the arbitrator determines that documents, correspondence or other writings (or portions thereof) whether internal or from any third party, relating in any way to Consultant’s agreements with third parties and/or compensation of other employees are necessary to the determination of any Claim, Consultant and/or Consultant’s representatives may discover and examine such documents, correspondence or other writings only after execution of an appropriate confidentiality agreement. Each Party shall have the right to subpoena witnesses and documents for the arbitration hearing. A court reporter shall record all arbitration proceedings. With respect to any Claim brought to arbitration hereunder, either Party may be entitled to recover whatever damages would otherwise be available to that Party in any legal proceeding based upon the federal and/or state law applicable to the matter. The arbitrator shall issue a written decision setting forth the award and the findings and/or conclusions upon which such award is based. The decision of the arbitrator may be entered and enforced in any court of competent jurisdiction by either the Company or Consultant. Notwithstanding the foregoing, the result of any such arbitration shall be binding but shall not be made public (including by filing a petition to confirm the arbitration award), unless necessary to confirm such arbitration award after non-payment of the award for a period of at least fifteen (15) days after notice to the Company of the arbitrator's decision. Each Party shall pay the fees of their respective attorneys (except as otherwise awarded by the arbitrator), the expenses of their witnesses, and all other expenses connected with presenting their Claims or defense(s). Other costs of arbitration shall be borne by the Company. Except as set forth herein, should the Consultant or Company pursue any Claim covered by this Paragraph 19 by any method other than said arbitration, the responding Party shall be entitled to recover from the other Party all damages, costs, expenses, and reasonable outside attorneys' fees incurred as a result of such action. The provisions contained in this Paragraph 19 shall survive the termination of the Consultant’s Services to the Company. Notwithstanding anything set forth above, Consultant agrees that any breach or threatened breach of this Agreement may result in irreparable injury to the Company, and therefore, in addition to the procedures set forth above, the Company may be entitled to file suit in a court of competent jurisdiction to seek a Temporary Restraining Order and/or preliminary or permanent injunction or other equitable relief to prevent a breach or contemplated breach of such provisions.

20.

Confidentiality.

(a)

For purposes of this Agreement, “Protected Information” subject to the provisions of Paragraph 20(b) means: (a) all work product; and (b) all trade secrets or other confidential or proprietary information owned, developed or possessed by the Company or any of its affiliates, whether in tangible or intangible form, pertaining to the business of the Company or any of its affiliates, including, without limitation, research and development operations, systems, databases, computer programs and software, designs, models, operating procedures, knowledge of the organization, products (including process, costs, sales or content), processes, techniques, machinery, contracts, financial information or prospective customers, identities or individual contacts of business entities which are customers or prospective customers, preferences, business or habits and business relationships, whether developed prior to the date of this Agreement or hereafter, and made known to Consultant, whether or not developed, devised or otherwise created in whole or in part by Consultant's efforts, by reason of Consultant's engagement by the Company.

(b)

Notwithstanding Paragraph 20(a), Protected Information will not include information which: (a) at or prior to the time of disclosure by the Company to Consultant was already known to the Consultant (as evidenced in writing), except to the extent unlawfully appropriated; (b) at or after the time of disclosure by the Company to Consultant becomes generally available to the public other than through any act or omission on the Consultant's part; or (c) the Consultant receives from a third party free to make such disclosure without breach of any legal obligation.

(c)

No Unauthorized Use or Disclosure of Protected Information.

(i)

During and after the Term, up through and including two (2) years thereafter, Consultant agrees that he will maintain the Protected Information in strict confidence, and shall use the Protected Information only for the purposes set forth in this Agreement.

(ii)

During and after the Term, up through and including two (2) years thereafter, Consultant agrees that he will not: (i) use or disclose any Protected Information in contravention of the Company's policies or procedures made known to Consultant; (ii) use or disclose any Protected Information in contravention of any lawful instruction or directive, either written or oral, of any Company employee; (iii) use or disclose any Protected Information in contravention of any duty existing under law or contract; (iv) use or disclose any Protected Information knowingly to the detriment of the Company; (v) use or disclose any Protected Information to any third party without the express written consent of the  Company; (vi) use or disclose any Protected Information for a purpose other than for which Consultant is authorized under this Agreement; or (vii) otherwise take any action inconsistent with the Company's measures to protect its interests in the Protected Information, or any action which would constitute or facilitate the unauthorized use or disclosure of Protected Information.

(d)

Promptly upon the termination of this Agreement, for any reason, or any time at the request of the Company, Consultant will deliver to the Company all property or materials within Consultant's possession or control which belong to the Company or its affiliates or which contain or are based upon Protected Information (including notes, presentations, reports, charts, spreadsheets and other documents which contain or reflect Protected Information).

(e)

If Consultant is required to disclose any Protected Information pursuant to any applicable statute, regulation, order, subpoena or document discovery request, Consultant may do so, provided that prior written notice of such disclosure is furnished to the Company as soon as practicable in order to afford the Company an opportunity to seek a protective order.

21.

Business Expenses.  Consultant shall be reimbursed for all reasonable business expenses for travel and entertainment, provided Consultant obtains the prior written consent of the Company and accounts for and substantiates all such expenses in accordance with the Company’s policies and guidelines.

22.

Non-Disclosure.  Except as may be required by law, neither the Consultant nor the Company shall disclose the financial terms of this Agreement to persons not involved in the operation of the Company, and the Parties shall disclose the financial terms of the Agreement to those involved in the operation of the Company only as needed to implement the terms of the Agreement or carry out the operations of the Company. The above notwithstanding, the financial terms of the Agreement may be disclosed to: (i) either Party’s accountants, financial or tax advisors, and any potential investors in the Company, provided such persons agree not to disclose such terms of the Agreement further; and (ii) members of Consultant’s immediate family, provided such family members agree not to reveal the terms of the Agreement further.

23.

Successors and Assigns.  Subject to the other provisions of this Agreement, the rights and obligations of the Company under this Agreement shall be binding on and inure to the benefit of the Company, its successors and permitted assigns. The rights and obligations of Consultant under this Agreement shall be binding on and inure to the benefit of the heirs and legal representatives of Consultant.

24.

Agreement to Perform Necessary Acts.  The Consultant and the Company agree to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

25.

Assignment.  Consultant may not assign this Agreement without the Company's prior written consent.  This Agreement may be assigned by the Company in connection with a merger, corporate reorganization or sale of all or substantially all of its assets, and in other instances with the Consultant's consent which consent shall not be unreasonably withheld or delayed, subject to the termination provisions in Paragraph 3 above. Compensation under this Agreement is assignable at the discretion of the Consultant.

26.

Independent Contractor.  The relationship between Consultant and the Company is that of independent contractor under a “work for hire” arrangement.  All work product developed by Consultant shall be deemed owned and assigned to the Company.  This Agreement is not authority for Consultant to act for the Company as its agent or make commitments for the Company.  Consultant retains the discretion in performing the tasks assigned, within the scope of work specified.

27.

Taxes.  Consultant agrees to pay all taxes that may be imposed upon Consultant with respect to the fees paid to Consultant hereunder.

28.

Notices:

Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number as the Party shall have furnished in writing to the other Party.

29.

Governing Law.  This Agreement and all matters or issues collateral thereto shall be governed by the laws of the State of Delaware applicable to contracts entered into and performed entirely therein.

30.

Facsimile Certification.  A facsimile copy of this Agreement signed by any and/or all Parties shall have the same binding and legal effect as an original of the same.

31.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument.  Regardless of whether this Agreement is executed in one or more counterparts, each such counterpart may be executed by actual or facsimile signature(s).

IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the date first above written.

Date:  ______________

DIGAGOGO VENTURES CORP.

____________________________________

By:  Fernando Londe

Its:  Chief Executive Officer

Date:  ______________

CONSULTANT

____________________________________

By:  Wayne Hansen